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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

The following table lists current subsidiaries of the Company whose results are included in the Company's combined financial statements. The list of subsidiaries does not include certain subsidiaries which, when considered in the aggregate, do not constitute a significant subsidiary of the Company.

                                                       Jurisdiction
Name of Company                                      of Incorporation
---------------                                      -----------------
Beckman Analytical S.p.A.                               Italy
Beckman Eurocenter S.A.                                 Switzerland
Beckman Instruments (Australia) Pty. Ltd.               Australia

Beckman Instruments (Canada) Inc.                       Canada
Beckman Instruments (Naguabo) Inc.                      California
Beckman Instruments Espana S.A.                         Spain

Beckman Instruments France S.A.                         France
Beckman Instruments G.m.b.H.                            Germany
Beckman Instruments (Hong Kong) Ltd.                    Hong Kong

Beckman Instruments (Ireland) Inc.                      Panama
Beckman Instruments (Japan) Ltd.                        Japan
Beckman Instruments (United Kingdom) Ltd.               England

Beckman Instruments International S.A.                  Switzerland
Coulter Corporation                                     Delaware
Coulter Electronics G.m.b.H.                            Germany

Coulter Electronics (H. K.) Ltd.                        Hong Kong
Coulter Electronics Industria E Comercia LTDA           Brazil
Coulter Electronics Ltd.                                United Kingdom

Coulter Electronics of Canada, Ltd.                     Canada
Coultronics France S.A.                                 France
Coulter K.K.                                            Japan

Coulter de Mexico, S.A. de C.V.                         Mexico
Coulter Scientific, Inc.                                Illinois

Hybritech Incorporated                                  California
SKD, Inc.                                               Delaware
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